EXHIBIT 99.2
Celebrate Express Cancels Call Scheduled for April 9, 2008
KIRKLAND, Wash.—Celebrate Express, Inc. (NASDAQ: BDAY), a leading online and catalog retailer of celebration products for families, announced the cancellation of the quarterly conference call and webcast previously scheduled for April 9, 2008. The Company advised that it expects to file its Quarterly Report on Form 10-Q for the quarter ended February 29, 2008 on or before April 14, 2008.
About Celebrate Express, Inc.
Celebrate Express is a leading online and catalog retailer of celebration products for families. The Company currently operates two brands: Birthday Express markets children’s party products, and Costume Express markets costumes and accessories. The Company utilizes its branded website Celebrateexpress.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.
CONTACT: Celebrate Express, Inc.
Evelyn Mackey (Investor Relations)
425-250-1064, ext. 186
invest@celebrateexpress.com